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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Photon Dynamics, Inc.'s 1995 Stock Option Plan, Photon Dynamics, Inc.'s 1995 Employee Stock Purchase Plan, CR Technology, Inc.'s 1983 Stock Option Plan and CR Technology, Inc.'s 1991 Stock Option Plan of our report dated October 18, 1999 with respect to the consolidated financial statements of Photon Dynamics, Inc. included in the Annual Report on Form 10-KSB for the year ended September 30, 1999 filed with the Securities and Exchange Commission.


San Jose, California
January 24, 2000